U.S. Precious Metals, Inc. (USPR) Announces Completion and Results of 2015 Drill Campaign

New York, New York - October 14, 2015 - U.S Precious Metals, Inc. (USPR.OTCQB) announces its final drilling results from the 2015 drill program on its Solidaridad property, Michoacán, Mexico. The 2015 program consisted of 4,303 meters of diamond drilling resulting in 27 holes. The drill program provided infill drilling on the “Main Zone,” confirmation drilling of older RC drill results and some exploratory drilling in the “North,” “South,” “East” and “West Zones” which surround the “Main Zone.” The “Main Zone” drilling continued to return excellent Cu-Ag-Au results while exploratory drilling on the “North Zone” targets returned high grade intervals.

Highlights are indicated below followed by a table of significant intercepts (41 separate intervals) from the program. Drill hole LS 15-023 was the deepest mineralized intercept from 183.7m to 194.6m (10.9 meters) of 2.9 ppm Au and 11.2 ppm Ag. Drill hole LS 15-024 is a 100 meter step-out to the south from drill hole LS 15-023 and the rest of the Main Zone drilling. The intercept in drill hole 24 from 182.2m to 187.8m (5.6 meters) of 6.5 ppm Au and 17.0 ppm Ag importantly establishes a 100 meter horizontal continuity between holes 23 and 24 at depth.

Main Zone significant intercepts

Drill Hole #	From (m)	To (m)	Length (m)	Au (ppm)	Ag (ppm)	Cu (%)
LS15-009	178.3	181.0	2.7	7.3	54.0	1.8
LS15-015	29.3	31.7	2.4	9.1	95.4	2.6
LS15-015	45.6	47.2	1.6	20.0	156.1	5.3
LS15-015	138.7	150.4	11.7	3.5	17.0	0.5
Includes	138.7	140.7	2.0	4.5	17.6	0.3
and	145.5	150.4	4.9	6.4	34.0	1.0
LS15-022	31.8	41.4	9.6	7.3	9.7	0.2
LS15-023	33.0	37.1	4.1	14.8	30.8	1.3
LS15-023	183.7	194.6	10.9	2.9	11.2	0.3
Includes	184.8	188.0	3.2	4.3	4.4	0.2
LS15-024	182.2	187.8	5.6	8.6	17.0	1.3

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North Zone Significant Intercepts

Drill Hole #	From (m)	To (m)	Length (m)	Au (ppm)	Ag (ppm)	Cu (%)
LS15-003	114.2	115.8	1.6	5.2	3.2	0.05
LS15-007	86.5	87.0	0.5	19.98	8.2	0.1
LS15-007	145.8	151.2	5.4	2.12	15.8	0.2
includes	146.5	147.7	1.2	6.07	15.0	0.2

A map of all 2015 drill collars and sections across the mineralized zones is available on USPR’s website at http://www.usprgold.com/exploration/cross-sections

A table of all key drill results is included below and is also available at http://www.usprgold.com/exploration/assays-2015-drill-campaign-results

The 2015 drill program followed up on results from earlier drill programs including drilling in 2008 and 2010 and the weighted averages from these drill programs which have not been previously released are now available on the USPR’s website.

Dave Burney, the Company’s Chief Geologist stated, “The 2015 drilling results, combined with the results of the 2008 and 2010 drilling campaigns provides us with a comprehensive understanding of the Main Zone and mineralized areas surrounding the Main Zone. All assay results from the 2015 drilling campaign, maps and cross-sections generated by the independent contractors have been provided to a team of professionals that includes ‘Qualified Person’ (QP) geologists who are evaluating all data and are in the process of completing a ‘Technical Report.’ The second phase of drilling is now in the planning stage. We are currently evaluating drill targets for further definition and exploratory drilling on the 2200 meter long mineralized trend that extends from the ‘North Zone’ to Cuendeo. Additionally, we are evaluating a soil and stream sediment survey campaign to begin exploring other areas where surface samples have returned favorable assay results for all three metals. “

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Table 1: 2015 Key Drill Intercepts

Drill Hole	From(m)	To(m)	Length (m)	Au_ppm	Ag_ppm	Cu_pct
LS15-001	5.6	8.5	3.0	1.4	12.7	0.8
LS15-002	6.0	8.0	2.0	1.5	3.0	0.1
LS15-003	25.5	27.5	2.0	1.5	6.8	0.1
LS15-003	114.2	115.8	1.6	5.2	3.2	0.0
LS15-004	98.9	99.5	0.5	6.9	7.7	0.3
LS15-006	82.0	83.6	1.6	8.6	4.9	0.1
LS15-007	10.7	14.2	3.6	1.4	21.5	0.4
LS15-007	86.5	87.0	0.5	20.0	8.2	0.1
LS15-007	145.8	151.2	5.4	2.1	15.8	0.2
Includes	146.5	147.7	1.2	6.1	14.9	0.2
LS15-009	178.3	181.0	2.7	7.3	53.5	1.8
LS15-011	32.9	39.6	6.8	1.9	238.9	1.7
Includes	33.5	37.4	3.9	3.1	377.2	2.9
Or	36.2	36.9	0.7	5.3	401.7	3.2
LS15-013	55.3	59.0	3.8	3.5	47.1	0.7
Includes	56.0	56.5	0.5	7.8	41.8	0.2
and	57.7	59.0	1.4	5.2	74.5	1.6
LS15-014	69.1	70.4	1.4	9.7	35.1	1.0
LS15-015	29.3	31.7	2.4	9.1	95.4	2.6
LS15-015	45.6	47.2	1.6	20.0	156.1	5.3
LS15-015	138.7	140.7	2.0	4.5	17.6	0.3
LS15-015	145.5	150.4	4.9	6.4	34.0	1.0
Includes	145.5	146.9	1.4	7.8	26.8	0.9
and	148.9	150.4	1.5	13.6	84.8	2.4
LS15-017	113.1	115.7	2.6	2.4	26.2	0.9
Includes	114.4	115.3	0.9	5.1	23.1	0.8
LS15-018	79.9	81.9	2.0	1.1	33.7	0.8
LS15-018	84.2	89.7	5.5	1.4	46.3	1.4
LS15-019	29.5	31.1	1.6	14.1	66.8	1.6
LS15-019	71.0	73.3	2.3	1.9	11.1	0.3
LS15-019	117.9	118.5	0.6	24.1	119.8	3.6
LS15-020	65.7	71.3	5.6	1.3	6.6	0.3
LS15-020	79.0	83.4	4.3	7.7	32.6	1.4
Includes	81.0	83.4	2.3	13.6	56.4	2.4
LS15-020	105.7	108.4	2.7	1.9	23.8	0.6
Includes	106.9	108.4	1.5	3.1	39.7	1.0
LS15-021	57.0	59.8	2.8	3.0	11.1	0.2
Includes	58.6	59.3	0.7	6.9	27.1	0.6
LS15-022	31.8	41.4	9.6	7.3	9.7	0.2
LS15-022	138.8	143.4	4.6	2.3	12.0	0.3
Includes	139.4	140.2	0.8	6.7	20.0	0.7
LS15-022	141.2	141.7	0.5	6.5	52.5	1.3
LS15-023	33.0	37.1	4.1	14.8	30.8	1.3
LS15-023	109.4	112.7	3.4	2.1	10.2	0.2
Includes	110.6	111.6	1.0	5.1	23.1	0.3
LS15-023	174.6	176.7	2.1	3.0	38.9	0.7
Includes	175.7	176.7	1.0	6.0	76.3	1.4
LS15-023	183.7	194.6	10.9	2.9	11.2	0.3
Includes	183.7	188.7	5.0	2.9	3.6	0.1
Includes	184.8	188.0	3.2	4.3	4.4	0.2
Or	186.3	188.0	1.7	6.2	4.5	0.2
LS15-023	189.9	192.9	3.0	1.1	6.6	0.3
LS15-024	144.9	147.4	2.5	1.4	19.7	0.8
LS15-024	149.8	150.3	0.5	6.1	9.3	0.1
LS15-024	182.2	187.8	5.6	8.6	17.0	0.7
Includes	182.2	182.8	0.6	9.3	12.9	0.1
and	184.1	187.8	3.8	8.3	18.1	0.9
LS15-026	142.0	145.1	3.1	1.3	15.3	0.1
LS15-026	143.4	143.9	0.5	5.8	9.6	0.1

About USPR

US Precious Metals, Inc. is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. The Company focuses on gold, silver and copper primarily located in the State of Michoacán, Mexico, owning exploration and exploitation concessions to approximately 37,000 contiguous acres of mineral rights, http://www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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